UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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GLOBAL INDUSTRIES, LTD.

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1 Global Industries Name

2 Agenda Why Merge and Why Now The Process Who is Technip Technip's Plan Forward

3 1. Why Merge and Why Now - History 18 months ago we began to create a new Global. We started with: Overcapacity in our conventional fleet. 2 modern S-lay vessels under construction. A regionalized organization based around shallow water work. We needed: A strategy that would move us to deepwater. An organization that could cope with more complex projects. To deliver the 2 new vessels on time and on budget

4 Our Development We set in motion 3 Core strategies. Organize for the most effective use of our Fleet/Assets Improve Project Execution Make alignment a core strength of the organization We achieved much: We sold unproductive vessels and added ROVs We built a top tier team to acquire and execute complex projects We delivered 2 new vessels on time and on budget We centralized critical functions and improved project execution We "Walked the Talk"

5 So Why Merge To achieve our goals we counted on a market recovery by the middle of 2011. In the meantime: "Macondo" happened. The world economic situation deteriorated again. Many new competitors entered the shallow water market. The result is that: Margins have remained very tight. Project decisions have been delayed. Backlog has not rebounded to healthy levels.

6 2. The Process - Technip Technip saw a strategic fit for Global in their organization. They approached us about a merger and we initially rebuffed them. They pursued us to the point that our Board had to weigh Technip's cash offer against our future prospects. Given the difficult market outlook the Board decided to merge.

7 The Process - Technip We have signed a "Definitive Agreement" setting the terms of the merger. However, Technip DOES NOT OWN GLOBAL at this point. The Deal must clear all regulatory requirements and be put to a Global Shareholder vote. The process is estimated to take 3 to 4 months In the meantime: Business As Usual.

8 3. Who is Technip

9 Our Vision and Values to Take Technip Further Our vision: "meet the world energy challenge through our projects" Our four values are operational. They have ensured our success to the present and will take us forward. We are inspired by them Our industry believes in them Our clients experience them Our brand reflects them Doing the right thing Encouraging a fair return for all Building the future Trusting the team

10 Engineering and fabrication of fixed platforms for shallow waters (TPG 500, Unideck(r)) Engineering and fabrication of floating platforms for deep waters (Spar, semi- submersible platforms, FPSO) Leadership in floatover technology Floating Liquefied Natural Gas (FLNG) Management of construction yards Design, manufacture and supply of deepwater flexible and rigid pipelines, umbilicals, and riser systems Subsea construction and pipeline installation services Five state-of-the-art flexible pipe and umbilical manufacturing plants Four spoolbases for reeled pipeline assembly A constantly evolving fleet strategically deployed in the world's major offshore markets 3 Segments for One Technip Gas treatment and liquefaction (LNG), Gas-to-Liquids (GTL) Oil refining (refining, hydrogen and sulphur units) Onshore pipelines Petrochemicals (ethylene, aromatics, olefins, polymers, fertilizers) Biofuel and renewable energies Non-oil activities (principally in life sciences, metals & mining, construction) Subsea Offshore Onshore The best solutions across the value chain

11 A Unique Worldwide Footprint Aberdeen Paris St. John's Luanda Rio de Janeiro Houston Mumbai Kuala Lumpur Perth Lagos Vitoria Los Angeles Caracas Dande Lobito Port Harcourt Barcelona Lyon Rome Athens The Hague Dusseldorf St. Petersburg Evanton London Newcastle Abu Dhabi Doha Chennai Bangkok Singapore Jakarta Balikpapan Shanghai Pori Le Trait Bogota New Delhi Regional Headquarters / Operating centers Spoolbases Manufacturing plants (flexible pipelines) Manufacturing plants (umbilicals) Construction yard Tanjung Langsat Calgary Monterrey Oslo Orkanger Stavanger Services base Angra Porto Cairo Baghdad Al Khobar Warsaw Accra

12 4. Technip's Plan Forward Global brings access to additional market segments and geographies The G1200 and G1201 expand the market for Technip. The skill sets of our employees compliment theirs. The combination of our assets will allow the combined company to pursue and win larger, more complex projects. We share the same values with respect to HSE, efficient operations, value-added engineering and project management

13 Technip's Plan Forward Technip will make 3 commitments now: Organize a visit by a Technip senior manager to as many Global sites as possible. Put in place joint integration teams to ensure smooth transition. Continue open and transparent communication about the merger process.

14 Summary Our skill sets and assets are complementary and will offer many opportunities for our employees. This deal results in Global being part of a top tier offshore construction player. It provides certainty for everybody in an uncertain economic environment.

15 Q & A

Important Additional Information Will Be Filed with the SEC
     In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (the “SEC”). COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The proxy statement and other documents incorporated by reference in the proxy statement will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Global Industries, Ltd., 11490 Westheimer, Suite 400, Houston, Texas 77077, Attention: Secretary.
     The Company and its directors and officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s most recent definitive proxy statement, which was filed with the SEC on April 5, 2011. Certain directors and executive officers of the Company may have direct or indirect interests in the proposed transaction that may be different from those of the Company’s stockholders generally. Investors may obtain additional information regarding such interests by reading the proxy statement and other relevant documents that the Company will file with the SEC when they become available.